UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

ALLIS-CHALMERS ENERGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Performance Award

As previously disclosed, on August 3, 2007, the Board of Directors of Allis-Chalmers Energy Inc. (the “Company”) awarded Munawar H. Hidayatallah (i) 200,000 stock options to vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date and the remaining 60% on the third anniversary of the grant date and (ii) a performance award in the amount of 685,000 shares of restricted stock, to vest in three equal installments on April 1 of 2008, 2009 and 2010 (or any of the 30 subsequent trading days following such dates), or alternatively, any unvested shares would cumulatively vest on April 1, 2010 (or any of the 90 subsequent trading days following such date), each such vesting subject to Mr. Hidayatallah achieving certain performance criteria. On March 11, 2009, Mr. Hidayatallah and the Company entered into an amendment to the performance award agreement (the “Amendment”) to amend the cumulative vesting of such performance shares to vest on April 1, 2011 (or any of the 30 subsequent trading days following such date). In addition, the performance criteria was amended so that any unvested shares would vest based on a total shareholder return value of 24% over a two year look back period, rather than a total shareholder return value of 36% over a three year look back period. In consideration of the Amendment, Mr. Hidayatallah agreed to surrender to the Company the 200,000 stock options previously granted to him on August 3, 2007.

Waiver of Right to Bonus

On March 9, 2009, Munawar H. Hidayatallah, Chairman and Chief Executive Officer, Victor M. Perez, Chief Financial Officer, Theodore F. Pound III, General Counsel and Secretary, David Bryan, President of Strata Directional Technology LLC, Terrence P. Keane, Senior Vice President—Oilfield Services and Mark Patterson, Senior Vice President—Rental Services, each entered into a letter agreement to waive their right to any bonuses set forth in their respective employment agreements for calendar year 2009.

Agreement Descriptions

The foregoing description of the Amendment and the waivers are qualified in their entirety by reference to the full text of the Amendment and the waivers that are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Performance award Agreement, dated March 11, 2009, between Allis-Chalmers Energy Inc. and Munawar H. Hidayatallah.
10.2	Letter agreements dated March 9, 2009, by each of Munawar H. Hidayatallah, Victor M. Perez, Theodore F. Pound III, David Bryan, Terrence P. Keane and Mark Patterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: March 12, 2009	By: /s/ Theodore F. Pound III
Name: Theodore F. Pound III Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Performance award Agreement, dated March 11, 2009, between Allis-Chalmers Energy Inc. and Munawar H. Hidayatallah.
10.2	Letter agreements dated March 9, 2009, by each of Munawar H. Hidayatallah, Victor M. Perez, Theodore F. Pound III, David Bryan, Terrence P. Keane and Mark Patterson.